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                                                                    EXHIBIT 10.8




                 RESTATED ORBCOMM SYSTEM CONSTRUCTION AGREEMENT

         This Restated ORBCOMM System Construction Agreement ("Agreement") is made and entered into as of September 12, 1995 between Orbital Communications Corporation, a Delaware corporation ("ORBCOMM"), and ORBCOMM Global, L.P., a Delaware limited partnership ("ORBCOMM Global") and restates the ORBCOMM System Construction Agreement dated as of June 30, 1993, as amended by Amendment No. 1 to ORBCOMM Construction Agreement dated as of September 12, 1995.

                                   WITNESSETH

         WHEREAS, Orbital Sciences Corporation, a Delaware corporation ("Orbital"), ORBCOMM, Teleglobe Inc., a Canadian corporation ("Teleglobe"), Teleglobe Mobile Partners, a Delaware general partnership ("Teleglobe Mobile"), ORBCOMM Global, ORBCOMM USA, L.P., a Delaware limited partnership, and ORBCOMM International Partners, L.P., a Delaware limited partnership, have entered into agreements for the development, construction, operation and marketing of a global digital satellite communications system of low-Earth orbit satellites and certain terrestrial facilities intended to provide two-way data and message communications and position determination services throughout the world (the "ORBCOMM System") and related activities in connection therewith;

         WHEREAS, the development, construction and operation of the ORBCOMM System is planned to occur in two phases: an initial phase consisting of two satellites (the "Phase lA System") and a second phase consisting of up to an additional 34 satellites (the "Phase lB System");

         WHEREAS, on March 13, 1992 and May 28, 1993, ORBCOMM received from the FCC (as such term is hereinafter defined) experimental licenses (as renewed and modified from time to time, the "FCC Experimental Licenses") to develop, construct and operate the Phase lA System and to market communications services to up to 1,000 subscribers in the United States; and

         WHEREAS, ORBCOMM and ORBCOMM Global desire to have ORBCOMM Global develop and construct certain assets comprising the Phase lA System and Phase lB System.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE 1 - DEFINITIONS

         Except as otherwise specifically defined herein, capitalized terms shall have the meanings ascribed to such terms in Appendix C attached to the Master Agreement dated as of June 30,
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1993 among Orbital, ORBCOMM, Teleglobe and Teleglobe Mobile, as amended and restated from time to time, which Appendix is incorporated herein by reference.


                   ARTICLE 2 - CONSTRUCTION OF SYSTEM ASSETS

         Section 2.1 Construction of System Assets in the United States. ORBCOMM and ORBCOMM Global hereby agree that ORBCOMM Global shall (a) develop, construct and launch the two Satellites for the Phase lA System and develop and construct the other assets in the Phase lA System located in the United States in fulfillment of ORBCOMM's right to construct such assets pursuant to the FCC Experimental Licenses and (b) develop, construct and launch the Satellites for the Phase lB System and develop and construct the other assets for the Phase lB System located in the United States upon receipt by ORBCOMM of a license from the FCC to construct the Phase lB System in fulfillment of ORBCOMM's right to construct such assets pursuant to such licenses, all of which assets shall be procured by ORBCOMM Global pursuant to the System Agreement or the Procurement Contract dated as of September 12, 1995 between Orbital and ORBCOMM Global, as the case may be. Subject to the provisions of the System Charge Agreement, ORBCOMM shall have the exclusive right in the United States to use the System Assets.

         Section 2.2. Consideration for Construction and Financing of System Assets.

         In consideration of the construction and financing of the System Assets provided in Section 2.1, ORBCOMM hereby agrees as follows:

                 (a) Within ten (10) days of receipt by ORBCOMM of the Output Capacity Charge (as such term is defined in the System Charge Agreement) for any calendar quarter, ORBCOMM shall remit to ORBCOMM Global ORBCOMM's allocated portion of the system charge (the "System Charge") calculated in accordance with Section 6.9 of the ORBCOMM Global Partnership Agreement, provided that if the Output Capacity Charge for such calendar quarter is less than 1.15% of Total Aggregate Revenues (as such term is defined in the ORBCOMM Global Partnership Agreement), then ORBCOMM shall not be required to pay, and it shall not owe ORBCOMM Global, any portion of the System Charge for such calendar quarter.

                 (b) ORBCOMM Global is hereby granted the right to market, sell, lease and franchise all ORBCOMM System output capacity outside the United States. ORBCOMM hereby grants to ORBCOMM Global a non-exclusive license, and authorizes ORBCOMM Global to grant to ORBCOMM International (who shall be authorized to grant to its Subscribers, Resellers and Licensees) a non-exclusive license, to use all service marks, trademarks and trade names of ORBCOMM relating to the ORBCOMM System, including without limitation the ORBCOMM name, in the course of ORBCOMM Global's or ORBCOMM International's (or such Subscriber's, Reseller's or Licensee's) business, for





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         advertising, promotional or sales literature, or any other form of publicity for the duration of this Agreement. ORBCOMM Global agrees and shall require ORBCOMM International (who shall use all commercially reasonable efforts to require its Subscribers, Resellers and Licensees) to agree (i) to use such service marks, trademarks and trade names in its advertising, promotional and sales materials that refer to ORBCOMM or the ORBCOMM System or any aspect thereof and to ensure that such use conforms (A) with respect to ORBCOMM Global's use, to ORBCOMM's written requirements for display of such logos, service marks and trademarks, including registry and trademark symbols, and (B) with respect to ORBCOMM International's or its Subscribers', Resellers' or Licensees' use, to ORBCOMM Global's written requirements for display of such logos, service marks and trademarks, including registry and trademark symbols, which requirements shall be in conformance with the ORBCOMM Identity Manual and (ii) to obtain the prior written consent of (A) with respect to ORBCOMM Global's use, ORBCOMM and (B) with respect to ORBCOMM International's or its Subscribers', Resellers' or Licensee's use, ORBCOMM Global for such advertising, promotional and sales materials, which approval shall not be unreasonably withheld, provided that (x) with respect to ORBCOMM Global's use, if ORBCOMM Global complies with the terms of the ORBCOMM Identity Manual or any replacement document thereto, the advance written approval of ORBCOMM shall not be required and (y) with respect to ORBCOMM International's or such Subscribers', Resellers' or Licensees' use, if such Person complies with the terms of the ORBCOMM Global Identity Manual or any replacement document thereto, which Manual or document shall be in conformance with the ORBCOMM Identity Manual, the advance written approval of ORBCOMM Global shall not be required.

                 (c) Notwithstanding the foregoing, ORBCOMM, as the holder of the FCC Experimental Licenses and of all FCC licenses relating to the ORBCOMM System, hereby retains and will retain upon receipt thereof full authority to control the ORBCOMM System and require ORBCOMM Global to comply with all FCC requirements set forth in such licenses.

     Section 2.3 Insurance on System Assets. Insurance on the ORBCOMM System and the System Assets shall be procured by ORBCOMM Global or, at ORBCOMM Global's discretion, by Orbital for ORBCOMM Global's account in such amounts, at such times and shall cover such risks as ORBCOMM Global shall determine in its sole discretion.

     Section 2.4 Transfer of ORBCOMM Trademark and Service Mark. ORBCOMM agrees to transfer and assign to ORBCOMM Global, at ORBCOMM Global's expense, the applications for or the registered trademark and service mark "ORBCOMM", which transfer and assignment shall occur upon terms and conditions to be mutually agreed upon but in any event at such time as such registered trademark or service mark comes up for renewal in the country where it is registered.

     Section 2.5 Patent Indemnification. ORBCOMM Global shall defend, indemnify and hold harmless ORBCOMM and its respective successors and assigns from and against any claim with





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respect to an infringement or other violation of any copyright, trademark or patent or other validly registered enforceable intellectual property right of any third party for any items ORBCOMM Global has constructed for ORBCOMM pursuant to the authority granted in Section 2.1 hereof but only to the same extent as the indemnification received by ORBCOMM Global from Orbital, if any, under Section 9.4 of the Procurement Contract.


                           ARTICLE 3 - MISCELLANEOUS

     Section 3.1 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, USA, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

     Section 3.2 Dispute Resolution. Any controversy or claim that may arise under, out of, in connection with or relating to this Agreement shall be resolved in accordance with Section 13.4 of the Master Agreement."

     Section 3.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior writing or agreement or understanding among the parties with respect to the subject matter hereof.

     Section 3.4 Amendment: Waiver. Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto.

     Section 3.5 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any Person without the prior written consent of the other parties.

      Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts of the signature pages, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     Section 3.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 3.8 Notices. Except as otherwise specified herein, all notices, requests and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be sent by telecopy or delivered in person addressed as follows:





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     (a) If to ORBCOMM, to it at:

             21700 Atlantic Boulevard
             Dulles, Virginia 20166
             Telecopy:  (703) 406-3508
             Attention:  President

     (b) If to ORBCOMM Global, to it at:

             1700 Atlantic Boulevard
             ulles, Virginia 20166
             elecopy:  (703) 406-3508
             ttention:  President

     with copies to:

             Orbital Sciences Corporation
             21700 Atlantic Boulevard
             Dulles, Virginia 20166
             Telecopy:  (703) 406-3509
             Attention:  Executive Vice President and General
             Manager/Communications and Information Systems Group

             Teleglobe Inc.
             1000 rue de la Gauchetiere ouest
             Montreal, Quebec
             Canada H3B 4X5
             Telecopy:  (514) 868-8153
             Attention: Executive Vice President, Corporate Development and Corporate Secretary

or to such other persons or addresses as any party may designate by written notice to the others. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted and the appropriate answerback is received, (ii) if given by reputable overnight courier, one (1) business day after being delivered to such courier, or (iii) if given by any other means, when received at the address specified in this
Section 3.8.





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

ORBITAL COMMUNICATIONS                                      ORBCOMM GLOBAL, L.P.
     CORPORATION
                                                            By: Orbital Communications
By:    /s/ ALAN L. PARKER                                   Corporation, General Partner
    --------------------------------------
    Name:  Alan L. Parker
    Title:  President

                                                            By:   /s/ ALAN L. PARKER
                                                               ------------------------------
                                                               Name:  Alan L. Parker
                                                               Title:  President

                                                            By: Teleglobe Mobile Partners,

                                                            By: Teleglobe Mobile Investment Inc.,
                                                                  its Managing General Partner


                                                            By:     /s/ GUTHRIE J. STEWART
                                                                 --------------------------------
                                                                 Name:  Guthrie J. Stewart
                                                                 Title:  Chairman of the Board and
                                                                         Chief Executive Officer





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